Exhibit 99.1

DDC Enterprise Limited and Ace Global Business Acquisition Limited Announce Initial Filing of Preliminary Proxy Statement in Connection with Proposed Business Combination and the Appointment of Independent Directors and Advisor

New York, NY — November 8, 2021 — DDC Enterprise Limited (the “Company” or “DDC”), a digital publisher and merchandising company that owns and operates the brand DayDayCook, and Ace Global Business Acquisition Limited (“Ace”) (Nasdaq: ACBA, ACBAU, ACBAW), a special purpose acquisition company (“SPAC”), announced today that Ace has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the previously announced business combination transaction between DDC and Ace (the “Business Combination”).

While the information in the filed preliminary proxy statement is subject to change, it provides important information about Ace’s proposed Business Combination with DDC. Ace currently anticipates holding a shareholder meeting with respect to the transactions contemplated by the Business Combination in the fourth quarter of 2021.

As previously announced on August 25, 2021, upon the closing of the transactions contemplated by the Business Combination, the parties plan to remain Nasdaq-listed under a new ticker symbol. As part of the agreement, DDC will keep its highly experienced management team in place, which is led by Norma Chu, DDC’s Founder and CEO, and will spearhead the Company’s strategic transformation. As part of the transaction, DDC and Ace will aim to raise private investment in public equity (PIPE) of approximately US$30-40 million, which will be used to fund DDC’s growth plans.

DDC – A Leader in Food Innovation

Founded in 2012, DDC is a digital publisher and merchandising company that owns and operates the brand DayDayCook, which is currently one of the leading content-driven lifestyle brands for young food lovers located in Asian markets.

DDC has launched ready-to-heat (RTH), ready-to-cook (RTC) and plant-based food products, which bring convenience and quality food products to the young food lovers. DDC, together with its subsidiaries (the “Group”), builds brand recognition through culinary and lifestyle content across major social media and e-commerce platforms to promote its products, which, in the aggregate, has resulted in over 3 billion video views and more than 10 million orders worldwide.

As of the second fiscal quarter of 2021, DDC has had 60 million active viewers and 3.4 million paid customers. Of the 60 million active viewers, approximately 85% are Generation Z, 75% are from non-tier 1 cities in China, and 62% are female. The average age of a viewer engaging with DDC’s products or marketplace is under 30 years old. DDC also has a content library with more than 473,000 minutes of in-house created content. For the six-month period ended June 30, 2021 (“H1 2021”), DDC achieved RMB 88.1 million (or approximately USD 13.6 million) in revenue. DDC has and continues to focus on improving the overall cost structure of the business. As a result, for H1 2021, its gross profit margin was 21.6% (versus 15.7% for the six-month period ended June 30, 2020).

Independent Directors and Advisor

In addition, DDC announced today the appointment of three new Independent Directors to its Board of Directors: Conor Chia-Hung Yang, Matthew Gene Mouw, and Sam Shih. In addition, DDC appointed a new advisor, Dr. Malik Sadiq, to its Advisory Board.

DDC Founder and CEO, Norma Chu, commented, “Conor, Matthew, Sam, and Malik are all experienced and respected veterans of this field who will be instrumental in propelling our company to the next level and unlocking additional growth opportunities as we shape DDC’s future strategic direction. Each brings invaluable industry insights, product innovation, execution, and management excellence to our team and we look forward to benefitting from their collaboration.”

Mr. Conor Chia-Hung Yang is an experienced CFO who has brought Chinese TMT companies to successful US listings. He is an experienced audit committee chair for a number of US listed companies, including EHang (Nasdaq: EH) and I-Mab (Nasdaq: IMAB). Mr. Yang is a co-founder of Black Fish Technology Group Limited (“Black Fish”), and served as its president from November 2017 to February 2021. Prior to joining Black Fish, Mr. Yang was the Chief Financial Officer of Tuniu Corporation (Nasdaq: TOUR) from January 2013 to November 2017.

Mr. Sam Shih has more than 30 years of corporate experience in China and Asia Pacific regions, having extensive experience with PepsiCo Inc. (“PepsiCo”) and Redbull. Mr. Shih is currently a partner and Chief Operating Officer of OYO Hotel Company, an unicorn start-up backed by Softbank in China since 2018. Mr. Shih started his career and spent over two decades with PepsiCo. During his tenure with PepsiCo, he held various senior positions, such as Chief Executive Officer of PepsiCo Investment (China) Limited, and Vice President of Pepsi Beverage Business in China.

Mr. Matthew Gene Mouw has accumulated extensive experience in general management, sales & marketing, international expansion, and M&A with global food brands during his career. Mr. Mouw served as Regional President Asia, Africa and Australia for Barilla SpA from March 2011 to December 2015. Prior to that, Mr. Mouw held various senior positions at Groupe Danone, including General Manager for Danone SA in China, General Representative of Robust China Co., Ltd., General Manager of Danone (Health Mineral Water) and General Manager of Danone (Home and Delivery) from September 2000 to September 2010.

Dr. Malik Sadiq has more than 25 years of experience in the food and strategy consulting industry across China, India, and the US. Dr. Sadiq is currently the Chief Operating Officer of LIVEKINDLY Co. (“LIVEKINDLY”). Prior to his role with LIVEKINDLY, Dr. Sadiq worked in Tyson Foods, holding several senior management positions since May 2007, including CEO India, COO China, and Head of Global Sourcing and Business Optimization. Dr. Sadiq also served as the Vice President of Consumer Practice at Hitachi Consulting from July 2002 to May 2006. Dr Sadiq holds a Master of Science in Industrial Engineering and a PHD in industrial Engineering from University of Arkansas.

About DDC

DDC is a private company incorporated in the British Virgin Islands in 2012, which started its business in Hong Kong and expanded its business to Shanghai, PRC in 2015, whereupon it registered by the way of continuation in the Cayman Islands in the same year. The Group is a digital publisher and merchandiser for Asian cooking based in Hong Kong and Mainland China. The Group mainly runs the leading content-driven lifestyle brand, DayDayCook, for young food lovers who are seeking quality food and convenience from ready-to-heat (RTH), ready-to-cook (RTC) and plant-based food products. An omni-channel approach is adopted by the Group to promote and sell their products, including online, offline and social commerce channels. The Group also continuously builds brand recognition and fan base through online video contents, such as recipe video, product evaluation, live streaming and advertising videos.

About Ace Global Business Acquisition Limited

Ace is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Ace, DDC, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Ace’s and DDC’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Ace’s and DDC’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Ace or DDC and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive share exchange agreement (the “Merger Agreement”) relating to the proposed Business Combination; (2) the outcome of any legal proceedings that may be instituted against Ace or DDC following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Ace or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that DDC or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified by Ace in the preliminary proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by Ace and DDC. Ace and DDC caution that the foregoing list of factors is not exclusive. Ace and DDC caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Ace nor DDC undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Important Information

In connection with the transaction described herein, Ace will file relevant materials with the SEC including a preliminary proxy statement on Schedule 14A, filed on November 5, 2021 with the SEC, and a definitive proxy statement on Schedule 14A, when available. Ace’s shareholders and other interested persons are advised to read the preliminary proxy statement and the amendments (if any) thereto and, when available, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Business Combination, as these materials will contain material information about DDC, Ace, and the proposed Business Combination. Promptly after filing its definitive proxy statement relating to the proposed Business Combination with SEC and the registration statement is declared effective, Ace will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DDC, ACE AND THE PROPOSED BUSINESS COMBINATION. The proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ace with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).

Participants in the Solicitation

Ace and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Ace ordinary shares in respect of the proposed transaction described herein. Information about Ace’s directors and executive officers and their ownership of Ace’s ordinary shares is set forth in Ace’s Annual Report on Form 10-K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. These documents can be obtained free of charge from the sources indicated below.

DDC and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Ace in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the preliminary proxy statement for the proposed Business Combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed Business Combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

For Ace Global Business Acquisition Limited:

Eugene Wong, CEO

eugene@aceglobal-acq.com

+852 9086 7042

For DDC Enterprise Limited:

Norma Chu, Founder & CEO

norma@daydaycook.com

SOURCE Ace Global Business Acquisition Limited

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